Exhibit 10.1

STOCK ISSUANCE AGREEMENT

This STOCK ISSUANCE AGREEMENT (this “Agreement”) is made as of October 29, 2024 (the “Effective Date”) by and between Innovation1 Therapeutics Corporation, a Delaware corporation (“Innovation1”) and NLC Ltd., an Israeli limited company (“NLC”). Innovation1 and NLC are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to and in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder (including applicable exemptions from registration therefrom), Innovation1 desires to issue to NLC, and NLC desires to receive from Innovation1 shares of Innovation1’s common stock, par value $0.001 per share (“Common Stock”) as set forth herein;

WHEREAS, concurrently with the execution of this Agreement, Innovation1 is entering into a License Agreement with NLC (the “License Agreement”), dated as of the Effective Date, pursuant to which NLC is licensing the rights to certain of its assets to Innovation1;

WHEREAS, defined terms used in this Agreement but not defined herein shall have the meanings set forth in the License Agreement; and

WHEREAS, in consideration of NLC’s license to Innovation1 under the License Agreement, Innovation1 has agreed to issue to NLC shares of Innovation1’s Common Stock in accordance with the terms and conditions of the License Agreement and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

A.       Closing and Delivery

i.             Payment of Stock Issuance. Subject to the terms and conditions of this Agreement and the License Agreement, and in reliance upon the representations, warranties and agreements contained herein and therein, Innovation1 will, on the Closing Date (as such term is defined in the License Agreement), issue to NLC shares of Common Stock representing ten percent (10%) of issued and outstanding Common Stock on a fully diluted basis as of the date thereof (the “NLC Shares”) as more particularly reflected in the section titled “Capitalization Table Immediately Following Closing” on Schedule I hereto, which shall be subject to any future reverse stock split or similar transaction of immolation ‘s Common Stock (the “Stock Issuance”). The Parties agree that the consideration received by Innovation1 hereunder shall be the execution and delivery by NLC of the License Agreement which consideration the Parties have agreed is at least equal to the par value of the NLC Shares issued hereunder.

ii.            Closing. The Stock Issuance shall occur on the Closing Date immediately after the closing of the transactions contemplated under the License Agreement remotely via the exchange of documents and signatures (the “Closing”).

iii.           Innovation1 Deliverables. On the Closing Date, in addition to a countersigned copy of the License Agreement and the other items deliverable thereunder, Innovation1 shall deliver to NLC:

iv.           a certificate of the Secretary (or other authorized officer) of Innovation1 certifying: (a) that attached thereto are true and complete copies of all resolutions of the board of directors of Innovation1 (the “Innovation1 Directors”) (i) authorizing the execution, delivery, and performance of this Agreement, the License Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Innovation1 is a party (ii) authorizing the consummation of the transactions contemplated by the Transaction Documents, (iii) confirming that the NLC Shares shall, when issued, be deemed duly authorized and validly issued, fully paid and non-assessable, and that such resolutions are in full force and effect, (iv) to the resignation of the current Innovation1 Board of Directors and Officers, and the appointment of (x) Francis Knuettel II as Chief Executive Officer and Chairman of the Board of Directors, and (y) Dr. Dorit Arad as Chief Medical Officer and Chief Technical Officer, and a member of the Board of Directors, all effective as of the Closing; (b) the names, titles, and signatures of the officers of Innovation1 authorized to sign the Transaction Documents; and (c) that attached thereto are true and complete copies of the Certificate of Incorporation and Bylaws of Innovation1, each, as currently in effect, including any amendments or restatements thereto; and

(1)          the shares of Common Stock required to be issued at the Closing, registered in the name of NLC.

B.       Representations and Warranties

i.             Representations and Warranties of the Parties. Each Party hereby agrees that the representations and warranties made by it and contained in the License Agreement are incorporated into this Agreement and made as of the Effective Date and the Closing. In addition, each Party also represents and warrants to the other Party, as of the Effective Date and the Closing:

(1)          It is duly formed or organized, as the case may be, is validly existing and in good standing under the laws of the state of its organization or formation, as the case may be, and has all company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on it or its ability to conduct its business as it is currently being conducted.

(2)          It is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on it or its ability to conduct its business as it is currently being conducted.

(3)          The execution, delivery and performance by it of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within its company powers and have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(4)          The execution and delivery of this Agreement and the performance by it of its obligations under this Agreement and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body agency, official or authority, except for filings with the United States Patent and Trademark Office, the United States Securities and Exchange Commission (the “Commission”) and other institutions and offices with similar functions in foreign jurisdictions.

(5)          The execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and performance of its obligations under this Agreement do not and will not (i) violate its organization or governance documents, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of it, or to a loss of any benefit to which it is entitled under any provision of any agreement or other instrument binding upon it, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of it, or (iv) result in the creation or imposition of any Lien on any asset of it, except as otherwise disclosed under the reports filed by Innovation1 with the Commission (collectively, the “SEC Reports”); provided, however, that clauses (ii) and (iii) are limited to circumstances and events that would result in a material adverse effect to such Party. A “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

ii.             Additional Representations, Warranties and Acknowledgments of NLC. NLC represents, warrants and acknowledges to innovation, as of the Effective Date and the Closing:

(1)          (1) The securities issued to NLC pursuant to this Agreement are not registered under the Securities Act, or any state securities laws, and such securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. NLC understands that Innovation1 is relying in part upon the truth and accuracy of, and NLC’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of NLC set forth herein in order to determine the availability of such exemptions and the eligibility of to acquire the NLC Shares. NLC is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

(2)          NLC is able to bear the economic risk of holding the securities for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(3)          Any certificates evidencing the securities issued pursuant to this Agreement shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(4)          Neither NLC nor any of the officers, directors or employees of NLC has employed any broker or finder in connection with the transaction contemplated by this Agreement. NLC shall indemnify Innovation1 from and against any broker’s, finder’s or agent’s fees for which NLC is responsible.

(5)          NLC acknowledges that it has had the opportunity to review this Agreement, the License Agreement, and the transaction documents entered into by the parties and their affiliates in connection herewith and therewith (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Innovation1 concerning the terms and conditions of the offering of the NLC Shares and the merits and risks of investing in the NLC Shares; (ii) access to information about Innovation1 and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Innovation1 possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

iii.           Additional Representations, Warranties and Acknowledgments of Innovation1. Innovation1 represents, warrants and acknowledges to NLC, as of the Effective Date and the Closing:

(1)          The shares of Common Stock to be issued hereunder have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be duly authorized and validly issued, fully paid and non-assessable. In addition, such shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, Innovation1 and rights of refusal of any kind imposed by Innovation1 (other than restrictions on transfer under applicable securities laws) and the holder of such shares shall be entitled to all rights accorded to a holder of Common Stock. A pro forma capitalization table reflecting the holdings in Innovation1 on a fully diluted basis as of immediately prior to and immediately following the Closing of the transactions contemplated herein is attached hereto as Schedule I.

(2)          As of the Closing (i) all of the issued and outstanding shares of capital stock of Innovation1 have been duly authorized and validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding shares of capital stock of innovation will have been issued in compliance with all applicable federal and state securities laws, (iii) none of the issued and outstanding shares of capital stock of innovation will have been issued in violation of any agreement, arrangement, or commitment to which Innovation1 or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any person, and (iv) all of the Common Stock will have the rights, preferences, powers, restrictions, and limitations set forth in the Certificate of Incorporation of Innovation1 and under the Nevada Revised Statutes.

C.       Covenants

i.             Standstill Provision.

(1)          NLC hereby agrees that, for a period of three (3) years from the date hereof, unless specifically invited in writing by Innovation1 to do so, neither NLC nor any of its affiliates (including subsidiaries) will, or will cause or knowingly permit any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives to, in any manner, directly or indirectly:

(a)            effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise or, assist any other person to effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect or cause or participate in, any acquisition of any securities (or beneficial ownership thereof) or assets of Innovation1; any tender or exchange offer, merger, consolidation or other business combination involving Innovation1; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Innovation1; or any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of Innovation1;

(b)            form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended, hereinafter a “Group”) with respect to any securities of Innovation1;

(c)            otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors, or policies of Innovation1 (except as contemplated by Section C(iii) of this Agreement);

(d)            take any action which could reasonably be expected to force Innovation1 to make a public announcement regarding any of the types of matters set forth in this Section C(i); or

(e)             enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

(2)          Notwithstanding the foregoing, Innovation1 hereby agrees that the provisions of this Section C(i) shall not apply to the following:

(a)             the purchase by NLC and/or its affiliates after the date hereof (and not pursuant to this Agreement) of up to an aggregate number of shares of Common Stock that does not exceed 10% of the number of shares of Common Stock then issued and outstanding;

(b)             the exercise by NLC and/or its affiliates, if applicable, of any voting rights available to Company stockholders generally pursuant to any transaction described Section C(i)(1)(a) above, provided that NLC has not then either directly, indirectly, or as a member of a Group made, effected, initiated or caused such transaction to occur or otherwise violated this Section C(i);

(c)             the exercise by NLC and/or its affiliates, if applicable, of any voting rights generally available to it or them as non-Affiliate security holders of a third party that is a participant in an action or transaction described in Section C(i)(1)(a) above, provided that NLC has not then either directly, indirectly, or as a member of a Group made, effected, initiated or caused such action or transaction to occur or otherwise violated this Section C(i);

(d)             any activity by NLC after Innovation1 has made any public announcement of its intent to solicit or engage in any transaction which would result in the sale of all, or substantially all, of the assets or equity of Innovation1;

(e)             making any communication to Irmovationl’s executive management on a confidential basis solely that NLC would be interested in engaging in discussions with Innovation1 that could result in a negotiated transaction described in Section C(i)(1)(a) so long as NLC does not propose any such transaction or discuss or refer to potential terms thereof without Irmovationl’s prior consent; and

(f)             the direct or indirect ownership by NLC of the NLC Shares.

(3)          NLC’s rights and Irmovationl’s obligations under this Section C(i) shall terminate upon the termination of the License Agreement.

ii.            NLC Proposals. Notwithstanding any of the foregoing provisions of Section C(i), Innovation1 further agrees that nothing herein shall limit the ability of NLC to confidentially propose to the executive management of Innovation1 and its board of directors, and/or advocate for, any transaction between Innovation1 and any third party unaffiliated with NLC or its Affiliates.

iii.           Further Assurances. If, at any time after the Effective Date, any further action is necessary to carry out the purposes of this Agreement, the Parties hereto will take such lawful action, including signing such additional documentation, as is reasonably requested by any other Party to fully carry out the transactions contemplated by this Agreement.

iv.            iv.            Post-Closing Litigation Cooperation. At all times from and after the Closing Date, the Parties will use their commercially reasonable efforts to make available to the other, upon reasonable written request, its, and its subsidiaries’, officers, directors, employees, and agents as witnesses or for providing litigation assistance (such as cooperating in a factual background investigation) to the extent that (a) such persons may reasonably be required in connection with the prosecution or defense of any action in which the requesting Party may from time to time be involved and (b) there is no conflict in the action between the Parties. A Party providing witness or litigation services to the other Party under this Section C(iv) will be entitled to receive from the recipient of such services, upon the presentation of invoices therefore, payments for amounts relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), that are reasonably incurred in providing such witness services.

D.       Survival of Representations, Warranties and Agreements

i.             Notwithstanding any investigation made by any Party to this Agreement, all representations and warranties made by Innovation1 and NLC herein shall survive the execution of this Agreement and the Stock Issuance to NLC and shall terminate 18 months after the Closing; provided, however, that the representations and warranties made as of the Closing in Sections B(i)(1) — B(i)(3), B(ii) (B)(iii)(1) regarding Schedule I only shall survive for the latest to occur of: (a) 18 months after the Closing, (b) the date as of which NLC no longer holds any of the shares of Common Stock issued hereunder, (c) the final date of the applicable statute of limitations; provided, however, that all representations and warranties shall expire upon the consummation of an uplisting to a National Securities Exchange, or (b) the liquidation or sale of Innovation1 (whether by sale or transfer of more than 50% of its stock through a sale or merger, or a sale of all or substantially all of its assets).

E.       Other Provisions

i.             Fees and Expenses. Each Party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

ii.            Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of NLC and Innovation1.

iii.           Waiver of Compliance; Consents. Any failure of either Party to comply with any obligation, covenant, agreement, or condition herein, to the extent legally allowed, may be waived in writing by the other, but any such waiver or failure to insist upon strict compliance with the obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party to this Agreement, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section E(iii).

iv.           Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall only be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the Business Day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, postage prepaid and properly addressed, (c) on the date of service if sent via facsimile communication or electronic mail communication (provided that such electronic mail communication is transmitted utilizing either “html” or “pdf’ format and the sender has not, within 24 hours of transmission, received an error message indicating that the transmission was not delivered to the recipient), to the Party as follows:

If to Innovation1:

Innovation1 Biotech Inc.
7 Grand View Avenue
Somerville, MA 02143
Attn: Francis Knuettel II
Email: fknuettel@gmail.com

With a copy to:

Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: David Danovitch, Esq. and Natalie Lederman, Esq.
Email: ddanovitch@sullivanlaw.com;
nlederman@sullivanlaw.com

If to NLC:

25 Ben Yosef Street, Suite 44
Tel Aviv, Israel
Attn: Dr. Dorit Arad
Email: dorit.arad@gmail.com

With a copy to:

Ashri Sabag & Partners
28 Ha’Arbaa St., Northern Tower, 34 Floor
Tel-Aviv, Israel
Attn: Ashri Sabag, Adv.
Email: ashri@asbg-law.com

v.            Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto, provided that NLC shall not assign its rights or obligations hereunder unless NLC assigns such rights in whole and not in part to an assignee of such rights and obligations which shall agree in writing with Innovation1 to be bound by this Agreement and that NLC’s rights under Section C shall not be assignable.

vi.           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

vii.          Rules of Interpretation. As used in this Agreement:

(i)          “including” means “including without limitation” ;

(ii)          all references to statutes are deemed to refer to such statutes as amended from time to time or as superseded by comparable successor statutory provisions.

viii.         Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect the interpretation hereof.

ix.           Entire Agreement. This Agreement, including the License Agreement and the Schedules and Exhibits thereto, and the other Transaction Documents executed and delivered in connection herewith and therewith, contain the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. There are no restrictions, promises, representations, warranties (express or implied), covenants, agreements, or undertakings of the parties, other than those expressly set forth or referred to in the Transaction Documents.

x.            Severability. If any provision hereof is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall continue in full force and effect and shall in no way be affected or invalidated.

xi.           Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Nevada to be applied.

xii.          Consent to Jurisdiction. Each Party to this Agreement agrees and consents to the exclusive jurisdiction of any court sitting in Las Vegas, county of Clark and state of Nevada, and the United States District Court for the District of Nevada (if federal jurisdiction exists), and any applicable appellate courts, with respect to all matters relating to this Agreement and to the transactions contemplated hereby, waives all objections based on lack of venue and forum non-conveniens and irrevocably consents to the personal jurisdictions of all such courts.

xiii.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank; signature pages follow.]

The Parties have executed this Agreement as of the date first written above.

INNOVATION1: INNOVATION1 BIOTECH INC.

By:
Name: Frederick Pierce, II
Title: Chief Executive Officer

NLC: NLC LTD.

By:
Name: Dr. Dorit Arad
Title: CEO / Authorized Person